UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2005
___________________________________________________________

IGI, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Delaware	001-08568	01-0355758
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

      On December 12, 2005, IGI, Inc. (the "Company") issued a secured promissory note (the "Note") in favor of Univest Management EPSP ("Univest"), c/o Frank Gerardi, Trustee, or its registered assigns (the "Holder"), in the principal amount of $1,000,000. Mr. Gerardi is the Chairman and Chief Executive Officer of the Company and he is the trustee and controls Univest. The Note is payable on or before the earlier to occur of (i) the closing of the conveyance by the Company of its real property, identified as Lots 22.02 and 23 on the Tax Map of Buena Vista Township, Atlantic County, New Jersey ("Lots 22.02 and 23") and (ii) July 31, 2006. Interest accrues on the Note at an annual interest rate of 30%. The Note is secured by a mortgage covering Lots 22.02 and 23. The Company has also agreed to pay all of the fees of the Holder in association with the provision of the Note. It is anticipated that the sale/leaseback of Lots 22.02 and 23, pursuant to that certain Agreement for Purchase and Sale, dated November 18, 2005, will take place during the first quarter of 2006.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in "Item 1.01 Entry into a Material Definitive Agreement" of this Current Report on Form 8-K is incorporated in this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Secured Promissory Note, dated December 12, 2005, in favor of Univest Management EPSP, c/o Frank Gerardi, Trustee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Frank Gerardi

Frank Gerardi
Chairman & Chief Executive Officer

Date: December 16, 2005

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EXHIBIT INDEX

Exhibit
Number	Description

10.1	Secured Promissory Note, dated December 12, 2005, in favor of Univest Management EPSP, c/o Frank Gerardi, Trustee.

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